Exhibit 10.283

LIMITED LIABILITY COMPANY AGREEMENT

OF

BR – ArchCo Domain Phase 1, LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF BR – ArchCo Domain Phase 1, LLC (the “Company”), is dated as of November 20, 2015 (this “Agreement”), by BR – ArchCo Domain Phase 1 JV, LLC, a Delaware limited liability company, as the sole member of the Company (the “Member”).

RECITALS:

WHEREAS, the Company was formed pursuant to the Delaware Limited Liability Company Law, as amended from time to time (the “Act”), and there has been filed a Certificate of Formation of the Company (the “Certificate of Formation”) with the office of the Secretary of State of the State of Delaware; and

WHEREAS, the Member desires to operate the Company as a limited liability company under the Act.

NOW, THEREFORE, the Member agrees as follows:

1.          Formation. The Certificate of Formation, the formation of the Company as a limited liability company under the Act, and all actions taken by any other person who executed and filed the Certificate of Formation are hereby adopted and ratified. The affairs of the Company and the conduct of its business shall be governed by the terms and subject to the conditions set forth in this Agreement, as amended from time to time. The Member is hereby authorized and directed to file any necessary amendments to the Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware and such other documents as may be required or appropriate under the Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

2.          Name. The name of the limited liability company formed hereby is BR – ArchCo Domain Phase 1, LLC.

3.          Purpose. The purpose of the Company is:

(i)	to acquire, own, develop, improve, hold, sell, lease, transfer, exchange, assign, dispose of, operate, manage, finance or otherwise deal with that certain real property situated in Garland, TX and more particularly described on Exhibit A annexed hereto and made a part hereof, together with all buildings and improvements thereon and all personal property located thereat or used in connection therewith; and

(ii)	to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

4.          Place of Business. The Company shall have its principal place of business at 712 Fifth Avenue, 9th Floor, New York, New York, or at such other place or places as the Member may, from time to time, select.

5.          Registered Office and Agency. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, DE 19904. The name of the registered agent at such address is National Registered Agents. Such office and such agent may be changed from time to time by the Member in its sole discretion.

6.          Capital Accounts. An account shall be established in the Company's books for the Member and transferee in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv).

7.          Percentage Interest and Allocations of Profits and Losses. The Member's interest in the Company equals 100% (the “Percentage Interest”). The Company's profits and losses shall be allocated in accordance with the Percentage Interest of the Member.

8.          Additional Contributions. The Member is not required to make any contribution of property or money to the Company.

9.          Distributions. At the time determined by the Member, the Member shall cause the Company to distribute any cash held by it which is neither reasonably necessary for the operation of the Company nor in violation of the Act. All cash available for distribution shall be distributed to the Member in accordance with the Percentage Interests.

10.         Powers. The business of the Company shall be solely under the management of the Member. The Member shall have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement or which the Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business.

11.         Compensation. The Member shall not receive compensation for services rendered to the Company.

12.         Term. The Company shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Member, (b) the sale by the Company of all or substantially all of its property or (c) an event of dissolution of the Company under the Act.

13.         Assignments. The Member may at any time directly or indirectly sell, transfer, assign, hypothecate, pledge or otherwise dispose of or encumber all or any part of its interest in the Company (including, without limitation, any right to receive distributions or allocations in respect of such interest and whether voluntarily, involuntarily or by operation of law).

14.         Limited Liability. The Member shall have no liability for the obligations of the Company except to the extent provided in the Act.

15.         Additional Members. Additional Members can only be admitted to the Company upon the consent of the Member, which consent may be evidenced by, among other things, the execution of an amendment to this Agreement.

16.         Management. The business and affairs of the Company shall be conducted solely and exclusively by the Member, as provided herein. The Member shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. All determinations, decisions and actions made or taken by the Member (or its designee(s)) shall be conclusive and binding upon the Company. Neil Brown, James Babb, Jordan Ruddy and Michael Konig are each hereby appointed as an authorized signatory of the Company and shall have the authority to execute on behalf of the Company such agreements, contracts, instruments and other documents as the Member shall from time to time approve, such approval to be conclusively evidenced by its execution and delivery of any of the foregoing. Third parties may conclusively rely upon the act of Neil Brown, James Babb, Jordan Ruddy and/or Michael Konig as evidence of the authority of such party for all purposes in respect of their dealings with the Company.

17.         Amendments. This Agreement may be amended only in a writing signed by the Member.

18.         Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms.

19.         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

20.         Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. The parties shall nevertheless negotiate in good faith in order to agree to the terms of a mutually satisfactory provision consistent with their intentions in executing and delivering this Agreement to be substituted for the provision which is invalid, unenforceable or illegal.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

MEMBER:

BR – ArchCo Domain Phase 1 JV, LLC, a Delaware limited liability company

By:	/s/ Michael Konig
	Name:	Michael Konig
	Title:	Authorized Signatory

EXHIBIT A

Description of the Land

Legal Description of the Phase I Property

BEING a tract of land situated in the DANIEL CRIST SURVEY, ABSTRACT NO. 226, City of Garland, Dallas County, Texas and being part of that tract of land conveyed to RCM Firewheel, LLC, according to the document filed of record in Document Number 201200376857, Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at a point for corner from which a 1 inch iron pipe found bears South 49° 15' 32" West, 0.22 feet, for the intersection of the southwest line of Bunker Hill Road, a variable width right-of-way, with the northwest line of Old Miles Road, a variable width right-of-way;

THENCE Continuing with said northwest line, the following three (3) courses and distances:

South 46° 11' 57" West, a distance of 276.09 feet to a point for corner from which a 5/8 inch iron rod with a red plastic cap bears South 89° 33' 56" West, 0.24 feet;

South 42° 12' 35" West, a distance of 385.91 feet to a point for corner from which a 5/8 inch iron rod with a red plastic cap found bears North 51° 55' 29" West, 0.39 feet, said being at the beginning of a curve to the left having a central angle of 18° 57' 47", a radius of 530.00 feet and a chord bearing and distance of South 34° 50' 33" West, 174.61;

With said curve to the left, an arc distance of 175.41 feet to a 1/2 inch iron rod with a red plastic cap found for the intersection of said northwest line with the north line of President George Bush Turnpike, a variable width right-of-way;

THENCE Leaving said northwest line, and with said north line, the following courses and distances:

South 79° 44' 25" West, a distance of 445.23 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” set for corner;

North 10° 15' 36" West, a distance of 15.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” set for corner;

South 79° 44' 14" West, a distance of 590.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” found for corner;

South 10° 15' 47" East, a distance of 15.00 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” found for corner;

South 79° 43' 52" West, a distance of 213.62 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” set in the southeast line of a tract of land conveyed to Carol Swanzy, according to the document filed of record in Document Number 200419014254, Deed Records, Dallas County, Texas;

THENCE North 43° 18' 50" East, leaving the above mentioned north line and with the common line of the above mentioned RCM Firewheel, LLC tract and said Swanzy tract, a distance of 279.94 feet to a point for corner from which a 5/8 inch iron rod found bears North 71° 57' 58" West, 0.21 feet;

THENCE North 32° 11' 10" West, with said common line, a distance of 148.78 feet to a point for corner in creek;

THENCE South 43° 18' 11" West, continuing with said common line, a distance of 486.11 feet to a point for corner in the north line of the above mentioned President George Bush Turnpike, from which a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” found bears North 10° 38' 57" East, 0.20 feet;

THENCE South 80° 03' 57" West, with said north line, a distance of 65.85 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” set for corner;

THENCE North 42° 12' 48" East, leaving said north line, over and across the above mentioned RCM Firewheel, LLC tract, a distance of 2,066.88 feet to a “X” set in the southwest line of the above mentioned Bunker Hill Road, said being at the beginning of a non-tangent curve to the right having a central angle of 06° 35' 39", a radius of 755.00 feet and a chord bearing and distance of South 49° 21' 45" East, 86.85 feet;

THENCE With said southwest line, the following courses and distances:

With said curve to the right, an arc distance of 86.89 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” found for corner;

South 46° 03' 56" East, a distance of 333.56 feet to the beginning of a curve to the left having a central angle of 01° 55' 43", a radius of 845.00 feet and a chord bearing and distance of South 47° 01' 46" East, a distance of 28.44 feet;

With said curve to the left, an arc distance of 28.44 feet to a 1/2 inch iron rod with a yellow plastic cap stamped “DAA” found for corner;

South 45° 57' 50" East, a distance of 496.60 feet to the POINT OF BEGINNING and containing 30.038 acres of land, more or less.